UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2023
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136
Not Applicable
(Former name or former address, if changed since last report)
_______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	MKL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2023, the Compensation Committee of the Board of Directors (the Board) of Markel Corporation (the Company) approved one-time, discretionary equity awards, payable in restricted stock units (RSUs), for the Company’s “named executive officers.” The equity awards are time-based, with all the RSUs vesting on the respective dates set forth below if the recipients remain employed through those dates (subject to the terms of the awards), and have a grant date fair value in the respective amounts set forth below:

			Equity Awards
Name	Title	Grant Date Fair Value	Number of RSUs[c]	Vesting Date
Thomas S. Gayner	Chief Executive Officer	$1,450,000	1,068	May 16, 2026
Richard R. Whitt, III	Former Co-Chief Executive Officer[a]	$1,087,500	801	May 16, 2026
Jeremy A. Noble	President, Insurance	$500,000	368	May 16, 2026
Robert C. Cox	Former President and Chief Operating Officer, Insurance Operations[b]	$660,000	486	May 16, 2026
Michael R. Heaton	Executive Vice President	$500,000	368	May 16, 2026
Richard R. Grinnan	Senior Vice President, Chief Legal Officer and Secretary	$350,000	258	May 16, 2026

a Mr. Whitt, who retired as both the Company’s Co-Chief Executive Officer and a member of the Board on December 31, 2022, remains an employee of the Company. Under his employment agreement, which was amended in connection with his retirement from those positions, Mr. Whitt provides consulting and advisory services to the Company. Mr. Whitt’s agreement has a term through December 31, 2025. Mr. Whitt’s equity award is additional remuneration deemed appropriate for the services he will be rendering during the remaining term of his employment agreement.

b Mr. Cox was the Company’s President and Chief Operating Officer, Insurance Operations during 2022. Effective January 1, 2023, Mr. Cox became the President and Chief Operating Officer, Global Insurance, for the Company's insurance operations, reporting to Mr. Noble, and consequently ceased to be an executive officer of the Company.

c The number of RSUs awarded was determined by dividing the grant date fair value of the respective equity awards by the closing price of shares of the Company’s Common Stock on May 16, 2023 ($1,357.31 per share) and rounding to the nearest unit.

The Compensation Committee approved the equity awards for Messrs. Gayner, Noble, Cox, Heaton and Grinnan in conjunction with, and subject to, entering amended and restated employment agreements that extend the term of each executive’s employment agreement with the Company through December 31, 2026, with automatic renewals for additional terms of one year thereafter unless either party gives 90 days’ notice of non-renewal.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the 2023 Annual Meeting of Shareholders (the 2023 Annual Meeting) of the Company held on May 17, 2023, shareholders (i) elected directors to the Board to serve until the Company's 2024 Annual Meeting of Shareholders or until their respective successors are elected and qualified, (ii) approved on an advisory basis the compensation paid to the Company’s named executive officers, and (iii) ratified the selection of KPMG LLP by the Audit Committee of the Board as the Company’s independent registered public accounting firm for the year ending December 31, 2023. With respect to the advisory vote on the frequency of shareholder advisory votes approving executive compensation, shareholders recommended holding an advisory vote on approval of executive compensation every year.

The results of the 2023 Annual Meeting were as follows:
Election of Directors

Director	For	Against	Abstain	Broker Non-Votes

Mark M. Besca	9,922,856	234,116	13,629	1,423,638
K. Bruce Connell	9,880,695	276,053	13,853	1,423,638
Lawrence A. Cunningham	9,986,720	165,462	18,419	1,423,638
Thomas S. Gayner	9,616,165	538,356	16,080	1,423,638
Greta J. Harris	9,477,384	664,814	28,403	1,423,638
Morgan E. Housel	9,549,565	604,960	16,076	1,423,638
Diane Leopold	9,937,839	217,547	15,215	1,423,638
Anthony F. Markel	9,931,322	227,971	11,308	1,423,638
Steven A. Markel	9,655,153	504,342	11,106	1,423,638
Harold L. Morrison, Jr.	9,941,726	216,576	12,299	1,423,638
Michael O'Reilly	9,489,131	669,125	12,345	1,423,638
A. Lynne Puckett	8,753,800	1,400,170	16,631	1,423,638
Advisory Vote on Approval of Executive Compensation

For	Against	Abstain	Broker Non-Votes

9,865,085	198,594	106,922	1,423,638
Advisory Vote on Frequency of Advisory Votes on Approval of Executive Compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

9,888,222	69,967	198,607	13,805	1,423,638
Ratification of Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes

11,113,172	468,356	12,711	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

May 19, 2023	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Senior Vice President, Chief Legal Officer and Secretary
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